SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 30, 2003

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                               0-7246                               95-2636730

(State or Other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code 304-842-3597 no change

(Former Name or Former Address, if Changed Since Last Report

Item 12. Results of Operations and Financial Condition.

On September 29, 2003, the Company issued a news release reporting that it will post updates on the corporate website regarding a presentation by the President, Steven R. Williams and it will begin reporting the amount of subscription sales from its drilling partnerships on a periodic basis. The news release is filed herewith as Exhibit 99 and incorporated herein by reference.

EXHIBIT INDEX

The press release of Petroleum Development Corporation, dated September 29, 2003 reporting that it will post updates on the corporate website regarding a presentation by the President, Steven R. Williams and it will begin reporting the amount of subscription sales from its drilling partnerships on a periodic basis. The news release is filed herewith as Exhibit 99 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date September 30, 2003

By  /s/ James N. Ryan

        James N. Ryan